UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2008

HALOZYME THERAPEUTICS, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32335	88-0488686
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11388 Sorrento Valley Road, San Diego, California		92121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-794-8889

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Change in Control Agreements

On November 5, 2008, the Compensation Committee of Halozyme Therapeutics, Inc. (the "Company") finalized the form change in control agreement for senior executive officers per the terms of the Company’s previously adopted change in control policy. A copy of the form Change in Control Agreement is attached to this Form 8-K as Exhibit 99.1 and each of the Company’s senior executive officers have executed a version of this form agreement.

Revision to Severance Policy

On November 5, 2008, the Company’s Board of Directors also approved a revision to the Company’s standard severance policy the "Severance Policy") so that the standard Severance Policy now reads as follows:

The particular amount of cash severance for an employee terminated by the Company without cause will generally be dictated by the employee’s position in the organization as well as the seniority of that employee. The Severance Policy is applicable to members of senior management in the following respects: (i) the cash severance for the Chief Executive Officer (the "CEO") will be equal to the CEO’s then-current annual base salary; (ii) the cash severance for other Company officers will be equal to one half of the then-current annual base salary for such officers; and (iii) the cash severance for non-officer Vice Presidents will initially be equal to ten weeks worth of the then-current annual base salary for such employee, provided that the employee will get an additional two weeks of severance pay for each year of employment with the Company (up to a maximum of 26 weeks). In addition to cash severance payments, which will be made in a lump sum payment by no later than sixty (60) days after separation from service, the Company will also pay certain health coverage costs during the term of the applicable severance period. Despite the establishment of the Severance Policy, however, the Board of Directors retains the right to amend, alter or terminate the Severance Policy at any time and an employee’s eligibility for severance payments will be conditioned upon that employee signing and delivering an agreement, releasing the Company for any claims relating to their employment (including the termination of employment), that becomes effective before any payment is due or scheduled to begin.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description
99.1 Form of Change in Control Agreement for senior executive officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALOZYME THERAPEUTICS, INC.

November 7, 2008	By:	David A. Ramsay

Name: David A. Ramsay
Title: Secretary and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Form of Change in Control Agreement for senior executive officers